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                                                                    EXHIBIT 99.1

                          [LETTERHEAD OF VENTAS, INC.]

                                                Contact: Debra A. Cafaro
                                                President and CEO
                                                       or

                                                John C. Thompson
                                                Vice President
                                                (502) 357-9000


                  VENTAS CLOSES $225 MILLION CMBS TRANSACTION;

                          LOWERS LONG-TERM DEBT COSTS;

                      ISSUES 2002 FFO AND DIVIDEND GUIDANCE

Louisville, KY (December 17, 2001) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today it has raised $225 million from the completion of its commercial mortgage backed securitization ("CMBS") transaction. Net proceeds of $213 million have been used to pay down a portion of the outstanding balance under its existing Amended Credit Agreement. The outstanding principal balance under its Amended Credit Agreement is currently $634 million.

The floating rate, 5-year CMBS certificates, secured by 40 skilled nursing facilities, carry an average interest rate spread of 146 basis points over the one-month LIBOR rate, for an initial nominal interest rate of 3.4 percent per year. With fees of approximately 3 percent, the all-in rate is 206 basis points over one-month LIBOR. Because of the Company's existing interest rate swap that fixes LIBOR at 5.985 percent, the all-in effective swapped rate on the CMBS loan is approximately 8 percent. The CMBS loan is non-recourse to the Company and the principal balance will amortize on a 25-year schedule. The transaction will add approximately $0.038 per share to the Company's 2002 Funds From Operation ("FFO").

With the successful completion of the CMBS transaction, Ventas has removed the dividend restriction in its Amended Credit Agreement, which had limited its dividend

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payout to 90 percent of taxable net income. In addition, the Company will now have no debt maturities prior to December 2005.

"The successful completion of our CMBS transaction is a first important step in meeting one of our chief corporate goals - to reduce our borrowing costs," Ventas President and CEO Debra A. Cafaro said. "In a single transaction, we have reduced our costs of debt, removed the dividend restriction in our Credit Agreement and increased cash flow and FFO. Importantly, the Company will have no debt maturities until December 2005. We look forward to using the CMBS transaction as a stepping stone to our next goal - refinancing the remainder of our balance sheet at lower rates in 2002."

Merrill Lynch was the lead manager on the CMBS transaction and Morgan Stanley was the co-manager.

2002 FFO AND DIVIDEND GUIDANCE

Ventas said it expects to report FFO of $1.24 to $1.26 per share for 2002, assuming no additional debt reduction, no sale of any of its equity stake in its primary tenant, Kindred Healthcare, Inc. (Nasdaq:KIND), and no refinancing transactions. Because Kindred's annual rent increases from $180.7 million to $187 million on May 1, 2002, quarterly FFO will likely be lower during the pre-May 1 period and higher during the post-May 1 period.

With the lifting of the dividend payout restriction contained in its Credit Agreement. Ventas said that it expects its 2002 dividend will be $0.95 per share, which is an 8 percent increase over the 2001 annual rate of $0.88 per share (excluding the one-time adjustment of $0.04 per share declared in the fourth quarter). It further expects that 2002 dividends will be paid quarterly, in cash, although it reserves the right to pay dividends in whole or in part by distribution of shares of common stock of Kindred, or other securities or property. Earlier this month, Ventas announced that it will likely distribute up to 350,000 shares of Kindred common stock to satisfy all or part of the fourth quarter 2001 dividend, which will be paid to stockholders on January 7, 2002.

"For the last three years, we have tried to position the Company for a return to growth, and the ability to pay an increasing, stabilized quarterly dividend," Cafaro said. "It is gratifying to achieve these goals. If we are successful in continuing to meet our corporate objectives of de-levering our balance sheet, decreasing our cost of debt and driving FFO growth, we expect that will use free cash flow in a balanced way to increase the dividend and reduce our outstanding debt balance, both of which materially benefit our shareholders."

There can be no assurances regarding the Company's ability to pay future dividends. The Company may from time to time update its publicly announced expectations regarding future dividends, but it is not obligated to do so.

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ASSUMPTIONS

The Company's FFO and dividend guidance are based on a number of additional assumptions, including, but not limited to, the following: Kindred performs its obligations under the five Amended Master Leases covering 210 nursing homes and 44 hospitals and various other agreements between the companies; the Company's other tenants perform their obligations under their leases with the Company; no other debt refinancings (excluding the CMBS transaction) occur; no additional dispositions of Kindred stock occur; no capital transactions, acquisitions or divestitures occur; Ventas's tax and accounting positions do not change; Ventas does not incur any impact from new Accounting Rule FASB 133 relating to derivatives; interest rates remain constant; Ventas satisfies its fourth quarter 2001 dividend principally through a distribution of Kindred common stock; Ventas uses cash available to pay down Tranche B debt under its Credit Agreement such that the Tranche B interest rate declines to Libor plus 325 basis points; and the Company's issued outstanding and diluted shares are unchanged.

Ventas, Inc. is a healthcare, real estate investment trust whose properties include 44 hospitals, 216 nursing homes and eight personal care facilities in 36 states. Its website can be found at www.ventasreit.com.
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         This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

         Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. and certain of its affiliates (collectively "Kindred") to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including, without limitation, the Company's failure to qualify as a REIT due to its ownership of Kindred common stock, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax

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years ended December 31, 1997 and 1998, (p) final determination of the Company's net taxable income for the tax year ended December 31, 2001, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants and (r) the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of the Kindred common stock. Many of such factors are beyond the control of the Company and its management.